PNCCPAs
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                                   Exhibit 16



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated October 12, 2004 of XRG, Inc. and are in agreement with the statements contained in paragraph (a)(i), (a)(ii),
(a)(iv), (a)(v), and (a)(vi) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pender, Newkirk & Company
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Pender, Newkirk & Company
Certified Public Accountants
Tampa, Florida
October 12, 2004



             Pender Newkirk & Company-Certified Public Accountants
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     100 South Ashley Drive-Suite 1650-Tampa, Florida-33602-(813) 229-2321-
                   Fax (813) 229-2359-Web Site:www.pnccpa.com
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    Member of Private Companies Practice Section and SEC Practice Section of
               American Institute of Certified Public Accountants